                                                                     EXHIBIT 4.3

                                                                       Exhibit A
                                                                    to Indenture
                                                                    ------------
                       FORM OF SERIES 1997-B SECURED NOTE

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                       not in its individual capacity but
               solely as Owner Trustee under the Trust Agreement


                    Series 1997-B Secured Non-Recourse Note
                                   Due _____

              Sale and Charter of One Double Hulled Product Tanker
              ----------------------------------------------------


Registered No. ___________

$ ____________                                          New York, New York
                                                        _________, 199_

Interest Rate Per Annum:  _____%

FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, dated as of September 30, 1997, as amended (the "Trust Agreement"),
                                                            ---------------
among the Owner Participant named therein and the Owner Trustee, for value received hereby promises to pay to State Street Bank and Trust Company, or registered assigns, on or before July 31, 2015, as herein provided, the
principal sum of                ($ __________), and to pay interest on this
Secured Note from time to time from the date hereof until the principal amount hereof shall have been paid in full, at the rate of _____% per annum (based on a 360-day year of twelve 30-day months), and (to the extent not prohibited by applicable law) to pay interest on any overdue principal and interest at the Overdue Rate. The principal of this Secured Note shall be payable on each January 31 or July 31, or both, in accordance with the schedule annexed hereto. The first payment of accrued and unpaid interest on this Secured Note shall be payable on January 31, 1998. Thereafter, subject to Section 2.03(b) of the Indenture (as defined below), all accrued and unpaid interest on this Secured Note shall be payable on each January 31, and July 31 in each year.

This Secured Note has been issued by the Owner Trustee pursuant to the terms of the Trust Indenture, Mortgage, Assignment of Charter and Security Agreement, dated as of September 29, 1997 (the "Indenture"), between the Owner Trustee and
                                     ---------
State Street Bank and Trust Company, not in its individual capacity but solely as Indenture Trustee thereunder (the "Indenture Trustee"). Capitalized terms
                                      -----------------
used in this Secured Note and not otherwise defined shall have the respective meanings assigned to them in the Indenture.

Each payment of principal and interest shall be due and payable at the times, places and in the manner as specified herein and in the Indenture.

Each payment on this Secured Note shall be applied, first, to the payment of
                                                    -----
accrued interest on this Secured Note to the date of such payment, and second,
                                                                       ------
to the payment of any principal on this Secured Note then due hereunder.

This Secured Note is the Series 1997-B Secured Note of the Owner Trustee, issued pursuant to the Indenture, which, together with, any Additional Notes and any note or notes issued upon a transfer in exchange or substitution for respectively therefor in accordance with the terms of the Indenture, are equally and ratably secured by the Indenture, except as expressly provided therein. The property of the Owner Trustee (excluding Excepted Payments) included in the Indenture Estate is pledged or mortgaged to the Indenture Trustee to the extent provided in the Indenture as security for the payment of the principal of and interest on this Secured Note under the Indenture. Reference is hereby made to the Indenture for a description of the Indenture Estate, and for a statement of the rights of the Holders of, and the nature and extent of the security for, this Secured Note and of the rights of, and the nature and extent of the security for, the Holders of the other Secured Notes and of certain rights of the Owner Trustee and the Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture the Holder agrees by its acceptance of this Secured Note.

This Secured Note is subject to redemption, in whole, all as specified in
Article III of the Indenture. This Secured Note is also subject to refunding, assumption or purchase, all as specified in Sections 3.02, 3.04, 3.05 and 3.06 of the Indenture.

In the event an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of the Secured Note, together with all accrued but unpaid interest, may be declared or may otherwise become due and payable in the manner and with the effect provided in Article V of the Indenture.

The Secured Note is issuable only as a registered note. There shall be maintained a note register for the purpose of registering transfers and exchanges of the Secured Note at the principal corporate trust office of the Indenture Trustee, or of any successor Indenture Trustee, in the manner provided in Section 2.05 of the Indenture. The Owner Trustee and the Indenture Trustee shall deem and treat the Person in whose name this Secured Note is registered on the Note Register as the absolute owner hereof (whether or not this Secured Note shall be overdue) for the purpose of receiving payments of principal and interest and for all other purposes, and neither the Owner Trustee nor the Indenture Trustee shall be affected by any notice to the contrary.

All payments of principal and interest to be made by the Owner Trustee and, except as otherwise provided in the Operative Documents, all payments of any other amounts payable by or on

                                     A-1-2
behalf of the Owner Trustee under the Secured Note or under the Indenture, shall be made only from the income and proceeds from the Indenture Estate, and only to the extent that the Indenture Trustee shall have received sufficient income and proceeds from the Indenture Estate to make such payments in accordance with the Indenture. The Holder, by its acceptance of this Secured Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for payment as provided in the Indenture, and that none of the Owner Participant, the Owner Trustee, the Trust Company, or the Indenture Trustee (whether in its individual or trust capacity) shall be personally liable to the Indenture Trustee or to the Holder for any amounts payable under this Secured Note, nor, except as specifically provided in the Indenture or any other Operative Document, for any amounts payable or any liability, under the Indenture.

This Secured Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Indenture Trustee.

No delay or omission of the Holder to exercise its rights hereunder shall impair any such right or power or shall be construed to be a waiver of any Indenture Event of Default, or an acquiescence therein. No waiver of any Indenture Event of Default shall be construed, taken or held to be a waiver of any other Indenture Event of Default, or a waiver, acquiescence in, or consent to any further or succeeding Indenture Event of Default. The Owner Trustee waives demand, notice and protest in any defense by reason of extension of time for payment or other indulgence granted by the Holder.

THIS SECURED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                     A-1-3

IN WITNESS WHEREOF, the Owner Trustee has caused this Secured Note to be duly executed.


                                FIRST SECURITY BANK,
                                NATIONAL ASSOCIATION,
                                not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

                                By: ______________________________
                                Title: _____________________________

                                     A-1-4

                         Certificate of Authentication
                         -----------------------------


This is the Series 1997-B Secured Note of FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Owner Trustee described in the within-mentioned Indenture.

                                STATE STREET BANK AND TRUST COMPANY,
                                not in its individual capacity but solely as Indenture Trustee

                                By: _________________________
                                Title: ________________________

                   Series 1997-B Secured Note
                     Amortization Schedule
                     ---------------------


                Schedule of Principal Payments
-----------------------------------------------------------
-----------------------------------------------------------
                  SERIES 1997-B SECURED NOTE
-----------------------------------------------------------
                           Scheduled Payment
                           as a Percentage of   Scheduled
      Regular              Unpaid Principal     Payments
 Distribution Date              Amount         of Principal
 -----------------              ------         ------------
-----------------------------------------------------------
January 31, 1998              0.75499537         277,189
-----------------------------------------------------------
July 31, 1998                          0               0
-----------------------------------------------------------
January 31, 1999              2.54474246         927,223
-----------------------------------------------------------
July 31, 1999                          0               0
-----------------------------------------------------------
January 31, 2000              2.52891135         898,006
-----------------------------------------------------------
July 31, 2000                          0               0
-----------------------------------------------------------
January 31, 2001              2.81707146         975,033
-----------------------------------------------------------
July 31, 2001                          0               0
-----------------------------------------------------------
January 31, 2002              3.08321166       1,037,086
-----------------------------------------------------------
July 31, 2002                          0               0
-----------------------------------------------------------
January 31, 2003              3.39586269       1,107,033
-----------------------------------------------------------
July 31, 2003                          0               0
-----------------------------------------------------------
January 31, 2004              3.74998690       1,180,962
-----------------------------------------------------------
July 31, 2004                 0.17099139          51,830
-----------------------------------------------------------
January 31, 2005              3.96536138       1,199,904
-----------------------------------------------------------
July 31, 2005                 0.01095330           3,183
-----------------------------------------------------------
January 31, 2006              5.08333215       1,477,041
-----------------------------------------------------------
July 31, 2006                 0.18376686          50,682
-----------------------------------------------------------
January 31, 2007              6.01508353       1,655,882
-----------------------------------------------------------
July 31, 2007                          0               0
-----------------------------------------------------------
January 31, 2008              8.48319322       2,194,852
-----------------------------------------------------------

                             EXHB-1

                Schedule of Principal Payments
-----------------------------------------------------------
-----------------------------------------------------------
                  SERIES 1997-B SECURED NOTE
-----------------------------------------------------------
                           Scheduled Payment
                           as a Percentage of   Scheduled
      Regular              Unpaid Principal     Payments
 Distribution Date              Amount         of Principal
 -----------------              ------         ------------



-----------------------------------------------------------
July 31, 2008                          0               0
-----------------------------------------------------------
January 31, 2009              8.74609671       2,070,909
-----------------------------------------------------------
July 31, 2009                 9.06748380       1,959,228
-----------------------------------------------------------
January 31, 2010             14.16159960       2,782,465
-----------------------------------------------------------
July 31, 2010                          0               0
-----------------------------------------------------------
January 31, 2011             15.00340458       2,530,398
-----------------------------------------------------------
July 31, 2011                          0               0
-----------------------------------------------------------
January 31, 2012              0.23895204          34,254
-----------------------------------------------------------
July 31, 2012                28.50390606       4,076,298
-----------------------------------------------------------
January 31, 2013             26.54485648       2,714,090
-----------------------------------------------------------
July 31, 2013                          0               0
-----------------------------------------------------------
January 31, 2014             47.90577185       3,597,940
-----------------------------------------------------------
July 31, 2014                          0               0
-----------------------------------------------------------
January 31, 2015             52.78399146       2,065,180
-----------------------------------------------------------
July 31, 2015               100.00000000       1,847,332
-----------------------------------------------------------